Exhibit 10.1

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Loan Agreement

Party A: REN Xiaoheng

Party B: Beijing Zhongtulian Culture & Education Development Center

1.	The Loan

To support Party B’s need of business development, Party A hereby voluntarily lends to Party B the proceeds of RMB 10 Million (¥10,000,000.00) obtained from the transfer of the 5% equity in Beijing Zhongtulian Culture & Education Development Center to be used in Party B’s business development and specifies that Party B’s bank account shall be the account into which the aforementioned amount will be wired.

2.	Repayment of the Loan
(1)	Party A agrees that Party B will repay the aforementioned loan in installments at such times it deems convenient.
(2)	Party A and Party B agree that the interest rate on the aforementioned loan is 6%.
(3)	Party B promises that it will repay the aforementioned loan as soon as possible when circumstances allow.

3.	Others
(1)	This agreement shall become effected after it is signed by both Party A and Party B;
(2)	This agreement is in duplicates, with one to each party.

Party A: /s/ REN Xiaoheng

December 15, 2013

Party B: /s/ Beijing Zhongtulian Culture & Education Development Center

December 15, 2013

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